Exhibit 21.1

Lixte Biotechnology Holdings, Inc.

Subsidiaries as of December 31, 2022

Subsidiary Name	Jurisdiction of Incorporation	Percentage Owned
Lixte Biotechnology, Inc.	Delaware	100%